SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of the 16th day of October, 2014 (the “Second Amendment Date”), among HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company (the “Borrower”), HERITAGE-CRYSTAL CLEAN, INC., a Delaware corporation (“Holdings”), each Subsidiary of the Borrower from time to time party to the Credit Agreement referred to below (collectively with Holdings, the “Guarantors”; and the Guarantors together with the Borrower, the “Loan Parties”), each lender from time to time party to such Credit Agreement (collectively, the “Lenders” and individually, each a “Lender”), and BANK OF AMERICA, N.A., as the Administrative Agent (the “Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Agent are party to that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower has informed the Lenders that it intends to acquire the equity interests of certain entities from Dedalo Patrimonial S.L.U. and Fomento de Construcciones y Contratas, S.A., as more fully described on Annex 1 hereto (the “Acquisition”), pursuant to a certain Stock Purchase Agreement among the Borrower, Dedalo Patrimonial S.L.U. and Fomento de Construcciones y Contratas, S.A., dated as of the date hereof (together with the schedules and exhibits thereto, the “Purchase Agreement”);

WHEREAS, in connection with the proposed Acquisition, the Loan Parties have requested that the Agent and Lenders amend certain provisions of the Credit Agreement (including, without limitation, to increase the Aggregate Commitments to $60,000,000, to provide for the addition of a new Term A-1 Loan in the aggregate amount of $62,125,000, resulting in a Total Facility Amount (including the existing Term A Loan) of $140,000,000), and of certain other Loan Documents, and, subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders signatory hereto are willing to do so, on the terms and subject to the conditions set forth herein;

WHEREAS, in connection with this Second Amendment, (i) Wells Fargo Securities, LLC has been named as a joint book runner with Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) each of Wells Fargo Securities, LLC and BMO Harris Bank N.A. has been named as a joint lead arranger with Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iii) each of Wells Fargo Securities, LLC and BMO Harris Bank N.A. has been named as a co-syndication agent and (iv) BBVA Compass has been named as a documentation agent;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Second Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.Amendments to Section 1.01(Definitions) of the Credit Agreement.

(a)The definition of “Aggregate Commitments” is hereby amended to insert the following new sentence at the end thereof:

“On the Second Amendment Date (after giving effect to the Second Amendment), the Aggregate Commitments shall be equal to $60,000,000.”

(b)The definition of “Applicable Percentage” is hereby amended by replacing each reference to “the Term A Loan” contained therein with the following: “the Term A Loan, the Term A-1 Loan”.

(c)The definition of “Applicable Rate” is hereby amended to read in its entirety as follows:

““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to the Credit Agreement (as amended by the Second Amendment) (for the initial period following the Second Amendment Date) and Section 6.02(a) (at all times thereafter):

Pricing Level	Leverage Ratio	LIBOR Rate Loans & L/C Fees	Base Rate Loans	Commitment Fee
1	Less than 1.25 to 1.00	2.00%	1.00%	0.500%
2	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	2.25%	1.25%	0.500%
3	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	2.50%	1.50%	0.500%
4	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	2.75%	1.75%	0.500%
5	Greater than or equal to 2.75 to 1.00	3.00%	2.00%	0.500%
Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is received by the Administrative Agent pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered within ten (10) days after the time periods specified in such Section 6.02(a), then Pricing Level 5 (as set forth in the table above) shall apply as of the first Business Day thereafter, subject to prospective adjustment upon actual receipt of such Compliance Certificate.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

Notwithstanding the foregoing, from the Second Amendment Date through the date that is six months following the Second Amendment Date, in no event shall the Applicable Rate be determined based upon a Pricing Level below level 5.”

(d)The definition of “Arranger” is hereby amended to read in its entirety as follows:

““Arranger” means, collectively, (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers and joint book runners and (ii) BMO Harris Bank N.A., in its capacity as joint lead arranger.”

(e)The definition of “Borrowing” is hereby amended by replacing the reference to “the Term A Loan Borrowing” contained therein with the following: “the Term A Loan Borrowing, the Term A-1 Loan Borrowing”.

(f)Clause (d) of the definition of “Change of Control” is hereby amended to read in its entirety as follows:

“(d) (i) Holdings shall cease to directly or indirectly own and control legally and beneficially 100% of the Equity Interests of the Borrower, or (ii) except as set forth on Schedule 5.13 as of the Second Amendment Date, the Borrower shall cease to directly or indirectly own and control legally and beneficially 100% of the Equity Interests of each of its Subsidiaries.”

(g)The definition of “Excess Cash Flow” is hereby amended by replacing the reference to “the Term A Loan” contained therein with the following: “the Term A Loan or the Term A-1 Loan”.

(h)The definition of “Loan” is hereby amended by replacing the reference to “a Term A Loan” contained therein with the following: “a Term A Loan, a Term A-1 Loan”.

(i)The definition of “Loan Notice” is hereby amended by replacing the reference to “a Term A Loan Notice” contained therein with the following: “a Term A Loan Notice, a Term A-1 Loan Notice”.

(j)The definition of “Maturity Date” is hereby amended to read in its entirety as follows: ““Maturity Date” applicable to each Loan means February 5, 2018.”

(k)The definition of “Note” is hereby amended by replacing the reference to “a Term A Note” contained therein with the following: “a Term A Note, a Term A-1 Note”.

(l)The definition of “Outstanding Amount” is hereby amended by replacing each reference to “the Term A Loan” contained therein with the following: “the Term A Loan, the Term A-1 Loan”.

(m)The definition of “Request for Credit Extension” is hereby amended by replacing the reference to “A Term A Loan Notice” contained therein with the following: “a Term A Loan Notice, a Term A-1 Loan Notice”.

(n)The definition of “Term Loan Exposure” is hereby amended by replacing the reference to “the Term A Loan” contained therein with the following: “the Term A Loan, the Term A-1 Loan”.

(o)The definition of “Total Facility Amount” is hereby amended by replacing the reference to “the Term A Loan” contained therein with the following: “the Term A Loan and the Term A-1 Loan”. In addition, the last sentence of the definition of “Total Facility Amount” is hereby amended to read in its entirety as follows:

“As of the Second Amendment Date, the Total Facility Amount shall be equal to $140,000,000.”

(p)The following definitions are hereby added to Section 1.01 in the appropriate alphabetical order:

“Acquisition” means the acquisition by the Borrower of the Target, as more fully described on Annex 1 to the Second Amendment.

“Acquisition Documents” means, collectively, (i) the Stock Purchase Agreement among the Borrower, Dedalo Patrimonial S.L.U. and Fomento de Construcciones y Contratas, S.A., dated as of the Second Amendment Date (together with the schedules and exhibits thereto, the “Purchase Agreement”) and (ii) each other document, agreement or instrument entered into or delivered in connection therewith.

“Additional Approved EBITDA Addbacks” means addbacks to EBITDA for costs incurred to achieve synergies in connection with the Acquisition equal to the sum of (x) a one-time adjustment to EBITDA in an amount equal to $4,500,000 for the first full fiscal quarter after the Second Amendment Date plus (y) a one-time adjustment to EBITDA in an amount equal to $1,400,000 for the second full fiscal quarter after the Second Amendment Date (with such one-time adjustments to EBITDA to be cumulative for such first two fiscal quarters after the Second Amendment Date and no longer applicable in the third fiscal quarter after the Second Amendment Date or in any other future fiscal quarters). In no event shall the Additional Approved EBITDA Addbacks exceed $5,900,000 cumulatively.

“Expansion” has the meaning specified in Section 7.11(c)(2).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Heritage Limited” means Heritage-Crystal Clean Limited, a corporation organized under the laws of Canada.

“Historical EBITDA” means the sum of (i) EBITDA of the Borrower (without giving effect to the Acquisition) equal to the sum of (x) the Borrower’s actual historical EBITDA for the 13 fiscal periods ending immediately prior to the Second Amendment Date, plus (y) a one-time add-back to such EBITDA in an amount not to exceed $2,800,000 in the aggregate for transaction expenses incurred by the Borrower in connection with the Acquisition; plus (ii) EBITDA of the Target equal to the sum of (x) $-596,273 (of which a maximum of $2,042,000 is approved adjustments of the Target’s 2013 actual EBITDA), representing the Target’s actual historical adjusted EBITDA for the twelve months ending June 30, 2014 (with such historical EBITDA amortizing on a period-by-period basis over the initial 13 fiscal periods following the Second Amendment Date), plus (y) a one-time adjustment in connection with synergies resulting from the Acquisition in an amount equal to $7,787,311 (with such one-time adjustment to EBITDA in connection with synergies amortizing over the first four quarters following the Acquisition as follows: (i) for the first fiscal quarter following the Second Amendment Date, the $7,787,311 adjustment will not amortize, (ii) for the second fiscal quarter following the Second Amendment Date, the $7,787,311 adjustment will amortize by an amount equal to $975,000, for an EBITDA synergies adjustment equal to $6,812,311 for such quarter, (iii) for the third fiscal quarter following the Second

Amendment Date, the $6,812,311 adjustment will amortize by an amount equal to $2,612,308, for an EBITDA synergies adjustment equal to $4,200,003 for such quarter and (iv) for the fourth fiscal quarter following the Second Amendment Date, the $4,200,003 adjustment will fully amortize by an amount equal to $4,200,003, with no EBITDA synergies adjustment for such quarter), plus (iii) the Additional Approved EBITDA Addbacks. “Historical EBITDA” shall be utilized for the EBITDA calculations as of the Second Amendment Date and for the applicable periods following the Second Amendment Date.

"Lease Increase Period" means the period commencing on the Second Amendment Date and ending thirty (30) days thereafter, as such period may be extended by the Administrative Agent in its sole discretion.

“New Guarantors” means (i) FCC Environmental, LLC, a Delaware limited liability company, (ii) International Petroleum Corp. of Delaware, a Delaware corporation, (iii) Heritage Limited and (iv) each of their respective Subsidiaries, as listed on Annex 2 to the Second Amendment.

“Purchase Agreement” has the meaning specified therefor in the definition of Acquisition Documents.

“Second Amendment” means the Second Amendment to Amended and Restated Credit Agreement, dated as of the Second Amendment Date, among the Borrower, the other Loan Parties, the Lenders and the Administrative Agent.
“Second Amendment Date” means October 16, 2014.
“Target” means each of (i) FCC Environmental, LLC, a Delaware limited liability company, (ii) International Petroleum Corp. of Delaware, a Delaware corporation and (iii) each of their respective Subsidiaries acquired in connection with the Acquisition, as listed on Annex 2 to the Second Amendment.”

“Term A-1 Lender” means the Lenders holding a portion of the Term A-1 Loan, as set forth in Schedule 2.01 as of the Second Amendment Date (as such Schedule 2.01 may be amended from time to time), together with any other Person who becomes an assignee of any rights and obligations of a Term A-1 Lender.

“Term A-1 Loan” means the term loan advanced or to be advanced in accordance with Section 2.01(c) in the original principal amount of $62,125,000, as such amount may be reduced or increased pursuant to the terms hereof.

“Term A-1 Loan Borrowing” means a borrowing consisting of any portions of the Term A-1 Loan of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period, advanced by the Term A-1 Lenders pursuant to Section 2.01(c) or Section 2.14.

“Term A-1 Loan Notice” means a notice of (a) a Term A-1 Loan Borrowing, (b) a conversion of any portion of the Term A-1 Loan from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-4 or such other from as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Term A-1 Note” means a promissory note made by the Borrower in favor of a Term A-1 Lender, evidencing the portion of the Term A-1 Loan advanced by such Term A-1 Lender, substantially in the form of Exhibit B-4.

“Term Loan” means any of the Term A Loan, the Term A-1 Loan, and any term loan advanced hereunder from time to time pursuant to Article II (including pursuant to Section 2.14).”

3.Amendments to add new Section 2.01(c) (The Term A-1 Loan Borrowing) of the Credit Agreement. A new Section 2.01(c) is hereby added to the Credit Agreement, in appropriate numerical order, to read in its entirety as follows:

“(c) The Term A-1 Loan Borrowing. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan to the Borrower on the Second Amendment Date in an amount not to exceed such Term A-1 Lender’s Applicable Percentage. The Term A-1 Loan Borrowing shall consist of Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentages. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. The Term A-1 Loan may be comprised of Base Rate Loans or LIBOR Rate Loans as further provided herein. The Borrower promises to pay to the Administrative Agent, for the account of the Term A-1 Lenders, all amounts due under the Term A-1 Loan on the Maturity Date applicable thereto or such earlier date as required hereunder. It is understood and agreed that no portion of the Term A-1 Loan shall be advanced after the Second Amendment Date.”

4.Amendment to Section 2.02 (Borrowings, Conversions and Continuations of Loans) of the Credit Agreement. Section 2.02 of the Credit Agreement is hereby amended by replacing each reference to “a Term A Loan Borrowing” with the following: “a Term A Loan Borrowing, a Term A-1 Loan Borrowing”.

5.Amendment to Section 2.05(a) (Prepayments - Voluntary) of the Credit Agreement.

(a) The first sentence of Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting the word “and” appearing before clause (C) thereof, and immediately after the end of existing clause (C), adding the following new clause (D) to read as follows:

“; and (D) any prepayment of the Term Loans shall be applied to all outstanding Term Loans on a pro rata basis”.

(b) In addition, Section 2.05(a)(i) of the Credit Agreement is hereby amended by replacing each reference to “the Term A Loan” with the following: “the Term Loans”.

(c)    Section 2.05 (a)(i)(A) of the Credit Agreement is amended to add the phrase “in a form acceptable to the Administrative Agent and be” immediately following the words “such notice must be” contained therein.

6.Amendment to Section 2.05(b) (Prepayments - Mandatory) of the Credit Agreement. Section 2.05(b)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“Within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall prepay an aggregate principal amount of Loans equal to the sum, if positive, of (A) 35% of Excess Cash Flow for the fiscal year covered by such financial statements less (B) the aggregate principal amount of prepayments made of the Term Loans and/or, to the extent accompanied by a permanent reduction in the Aggregate Commitments, the Committed Loans pursuant to Section 2.05(a)(i) during the fiscal year covered by such financial statements; provided, that if, for any fiscal year, the Leverage Ratio is less than 2.50 to 1.00, as evidenced by the Compliance Certificate delivered by the Borrower pursuant to Section 6.02(a) with respect to the annual financial statements for such fiscal year, the mandatory prepayment otherwise owed by the Borrower pursuant to this clause (i) shall be reduced to 0% of Excess Cash Flow for such fiscal year. Each prepayment made pursuant to this clause (i) shall be applied first to the outstanding Term Loans on a pro rata basis until the Term Loans are paid and satisfied in full (with such prepayments to be applied to the principal repayment installments of the Term Loans in inverse order of maturity) and second to the Total Revolving Outstandings without reduction of the Aggregate Commitments (with such prepayments to be applied first, ratably to the L/C Borrowings and the Swing Line Loans until the L/C Borrowings and the Swing Line Loans are reduced to zero and second, ratably to the Committed Loans until the Committed Loans are repaid in full).”

7.Amendment to add a new Section 2.07(d) (Repayment of Loans - Term A-1 Loan) of the Credit Agreement. A new Section 2.07(d) is hereby added to the Credit Agreement, in appropriate numerical order, to read in its entirety as follows:

“(d)    Term A-1 Loan. The Borrower shall repay to the Term A-1 Lenders the aggregate principal amount of the Term A-1 Loan outstanding on the following dates in the respective amounts set forth opposite such dates in this table (to be allocated to each Term A-1 Lender in accordance with its Applicable Percentage of the Term A-1 Loan):

Date	Amount of Reduction
December 31, 2014	$776,563
March 31, 2015	$776,563
June 30, 2015	$776,563
September 30, 2015	$776,563
December 31, 2015	$1,164,843
March 31, 2016	$1,164,843
June 30, 2016	$1,164,843
September 30, 2016	$1,164,843
December 31, 2016	$1,164,843
March 31, 2017	$1,164,843
June 30, 2017	$1,164,843
September 30, 2017	$1,164,843
December 31, 2017	$1,553,125
Maturity Date for the Term A-1 Loan	Remaining outstanding principal amount of the Term A-1 Loan”

8.Amendment to Section 2.11 (Evidence of Debt) of the Credit Agreement. Section 2.11(a) of the Credit Agreement is hereby amended by replacing the reference to “the Term A Loan” with the following: “the Term A Loan, the Term A-1 Loan”.

9.Amendment to Section 2.12 (Payments Generally; the Administrative Agent’s Clawback) of the Credit Agreement. Section 2.12(d) of the Credit Agreement is hereby amended by replacing the reference to “the Term A Loan” with the following: “the Term A Loan, the Term A-1 Loan”.

10.Amendment to Section 2.14(a) (Accordion Advances) of the Credit Agreement. Section 2.14(a) of the Credit Agreement is hereby amended as follows: (i) by deleting the reference to “$100,000,000” contained therein and replacing it with “$40,000,000”; (ii) by deleting the reference to “$140,000,000” contained therein and replacing it with “$180,000,000”; and (iii) by deleting each reference to “the Term A Loan” contained therein and replacing it with “the Term A Loan or the Term A-1 Loan”.

11.Amendment to Section 2.14(b)(iii) (Accordion Advances) of the Credit Agreement. Section 2.14(b)(iii) of the Credit Agreement is hereby amended by deleting each reference to “the Term A Loan” contained therein and replacing it with the following: “the Term A Loan or the Term A-1 Loan”.

12.Amendment to Section 5.21 (Taxpayer Identification Number) of the Credit Agreement. Section 5.21 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Each Loan Party’s (other than any Foreign Subsidiary) true and correct U.S. taxpayer identification number is set forth on Schedule 5.21. The true and correct unique identification number of each Foreign Subsidiary that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.21.”

13.Amendment to Section 6.11 (Use of Proceeds) of the Credit Agreement. Section 6.11 of the Credit Agreement is hereby amended by inserting, at the end thereof, the following new sentence:

“Without limitation of the foregoing, the Borrower may use the proceeds of the Committed Loans and the Term A-1 Loan extended on the Second Amendment Date to pay a portion of the purchase price for the Acquisition and to pay the costs and expenses incurred in connection with such Acquisition.”

14.Amendment to Section 6.15 (Collateral Security) of the Credit Agreement. Section 6.15 of the Credit Agreement is hereby amended by inserting, at the end thereof, the following new sentence:

“Notwithstanding the foregoing or the provisions of Section 6.14(a), unless otherwise requested by the Administrative Agent or the Required Lenders at any time in their sole discretion, Heritage Limited and any other Foreign Subsidiary, if any, shall not be required to provide the Administrative Agent with a perfected, first-priority security interest in its properties and assets so long as the book value of such properties and assets, in the aggregate for all Foreign Subsidiaries, is less than $3,000,000, provided that Heritage Limited and each other Foreign Subsidiary shall guaranty the Obligations and the Borrower (or applicable Subsidiary) shall pledge 100% of the Equity Interests of Heritage Limited and each such other Foreign Subsidiary to the Administrative Agent and the Administrative Agent shall have a perfected, first-priority security interest therein.”

15.Amendments to Section 7.02 (Investments) of the Credit Agreement. Section 7.02 of the Credit Agreement is hereby amended as follows:

(a)Clause (b) of Section 7.02 is hereby amended to read in its entirety as follows:

“(b) subject to Section 11.19, Investments by any Loan Party (i) in any other Loan Party (other than any Foreign Subsidiary) and (ii) in Heritage Limited and any other Foreign Subsidiary, provided that in no event shall the aggregate investments in Heritage Limited and the other Foreign Subsidiaries, if any, exceed $3,000,000 at any time;”

(b)Clause (e) of Section 7.02 is hereby amended by inserting, immediately following the reference to “Permitted Acquisitions” the following new language: “(subject to the provisions of clause (b) above with respect to Foreign Subsidiaries)”.

16.Amendment to Section 7.03 (Indebtedness) of the Credit Agreement. Section 7.03 of the Credit Agreement is hereby amended as follows:

(x)    effective solely during the Lease Increase Period, to replace the reference to “$1,000,000” contained in clause (e) thereof with a reference to “$8,000,000” (it being agreed that on the termination of the Lease Increase Period, the reference to “$8,000,000” shall automatically revert to a reference to “$1,000,000”);

and

(y)    to insert a new clause (i) as follows (and, in connection therewith, to rename the existing clauses (i) and (j) as new clauses (j) and (k)):

“(i)    Indebtedness with respect to surety bonds issued to support closure and post-closure obligations or other performance obligations in an aggregate amount not to exceed $10,000,000; provided that any such surety bonds shall only be secured by cash or Cash Equivalents (subject to Section 7.01) or supported by Letters of Credit issued hereunder;”.

17.Amendment to Section 7.04(c) (Fundamental Changes) of the Credit Agreement. Clauses (vii) and (viii) of Section 7.04(c) of the Credit Agreement are hereby amended to read in their entirety as follows:

“(vii) after giving effect to such acquisition (including all indebtedness and other liabilities incurred or assumed in connection therewith), (x) the Loan Parties shall be in compliance, on a pro forma historical basis, with the financial covenants contained in Section 7.11 hereof (using EBITDA of the Loan Parties as at the end of the most recently completed Reference Period and Funded Debt as of the date of the acquisition, after giving effect to any Indebtedness incurred in connection therewith) and (y) the Leverage Ratio shall be at least 0.25x lower than the ratio then required pursuant to Section 7.11(a);

“(viii) the total consideration to be paid by the Loan Parties in connection with any acquisition or series of related acquisitions (including in such total consideration deferred cash payments, contingent or otherwise, and the aggregate amount of all liabilities assumed or, in the case of a acquisition of the Equity Interests of the acquisition target, including all liabilities of such acquisition target) shall not exceed $3,000,000 for each such acquisition (or series of related acquisitions), without in each case the written approval of the Administrative Agent and the Required Lenders;”.

18.Amendment to Section 7.11 (Financial Covenants) of the Credit Agreement. Section 7.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.11 Financial Covenants.

(a)Leverage Ratio. Permit, as at the end of any Reference Period, the ratio of (x) Funded Debt as of the last day of the Reference Period then ending, to (y) EBITDA (or, as applicable, Historical EBITDA) for such Reference Period (the “Leverage Ratio”) to exceed (i) 4.00:1.00 for the Reference Periods ending at the end of each of the Borrower’s third and fourth 2014 fiscal quarter periods, (ii) 3.75:1.00 for the Reference Period ending at the end of the Borrower’s first 2015 fiscal quarter period, (iii) 3.50:1.00 for the Reference Period ending at the end of the Borrower’s second 2015 fiscal quarter period, (iv) 3.25:1.00 for the Reference Period ending at the end of the Borrower’s third 2015 fiscal quarter period, and (v) 3.00 to 1.00 for each Reference Period ending thereafter, provided that, notwithstanding the foregoing, the above covenant testing dates shall be adjusted such that the reflected covenant levels will first apply for the fiscal quarter period in which the Acquisition closes and the first full fiscal quarter period following the consummation of the Acquisition, with the first step-down from 4.00:1.00 to 3.75:1.00 being applicable to the second full fiscal quarter period following the consummation of the Acquisition.”

(b)Interest Coverage Ratio. Permit as at the end of any Reference Period, the ratio of (a) EBITDA (or, as applicable, Historical EBITDA) for the Reference Period then ending to (b) Interest Expense for such Reference Period (the “Interest Coverage Ratio”) to be less than 3.50:1.00.

(c)Capital Expenditures. Make or become legally obligated to make any Capital Expenditures after the Second Amendment Date (or otherwise with respect to the 2014 fiscal year), except for the following:

(1)Capital Expenditures not to (x) exceed $22,000,000 for the Borrower’s 2014 fiscal year (inclusive of Capital Expenditures of no more than $8,775,000 in the Borrower’s 2014 fiscal year in connection with Phase I of the Expansion (each as defined below)), and (y) $15,000,000 in each fiscal year thereafter (other than Capital Expenditures in connection with the Expansion, which shall only be permitted under this clause (1) in the 2014 fiscal year), with unused Capital Expenditure amounts in any year to be available for expenditure in the next subsequent year only, subject to the limitation on Expansion Capital Expenditures of $8,775,000 in 2014 only, provided that the Borrower may use capacity under the foregoing baskets to cover cost overruns in connection with the Expansion so long as, at such time, the Leverage Ratio is less than or equal to 3.00 to 1.0 (as evidenced by a pro forma covenant Compliance Certificate delivered to the Administrative Agent); and

(2)with respect to the expansion of the Borrower’s existing re-refining plant (as further described on Schedule 7.11, the “Expansion”), (x) Capital Expenditures of up to $12,775,000 in connection with Phase I (as defined on Schedule 7.11) of the Expansion (as such amount is reduced by any amounts expended in 2014 under clause (1) above in connection with Phase I of the Expansion); and (y) Capital Expenditures of up to $25 million in connection with Phase II (as defined on Schedule 7.11) of the Expansion; provided that no Expansion Capital Expenditures described in this clause (2) shall be made during the twelve month period following the Second Amendment Date. Notwithstanding the foregoing proviso in this clause (2), in the event that the Borrower issues Equity Interests after March 31, 2014, Expansion Capital Expenditures may be made on a dollar-for-dollar basis with the proceeds of such issuances, provided that prior to making any such Expansion Capital Expenditures with the proceeds of Equity Interest issuances, the Borrower shall deliver to the Administrative Agent a pro forma covenant Compliance Certificate evidencing that the pro forma Leverage Ratio is less than or equal to the lower of (x) the ratio then required under Section 7.11(a), and (y) 3.50:1.0.”

19.Amendment to Section 8.01 (Events of Default) of the Credit Agreement. Section 8.01 of the Credit Agreement is hereby amended by inserting the following new clause (n) immediately following clause (m) contained therein:

“(n) Any of the Acquisition Documents shall be terminated or amended, modified or supplemented in any respect that could reasonably be expected to be materially adverse to any Loan Party or in any manner adverse to the Administrative Agent or the Lenders after the Second Amendment Date.”

20.Amendments to Section 11.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement.

(a)Clause (i) contained in Section 11.04(b) of the Credit Agreement is hereby amended by deleting the phrase “consummation of the transactions contemplated hereby or thereby,” contained therein and replacing it with the following: “consummation of the transactions contemplated hereby or thereby (including, without limitation, in connection with or relating to the Acquisition, the Acquisition Documents and the transactions contemplated by the Second Amendment),”.

21.Amendment to Section 11.06 (Successors and Assigns) of the Credit Agreement. Section 11.06(b)(ii) of the Credit Agreement is hereby amended by deleting the reference to “the Term A Loan” contained therein and replacing it with the following: “the Term A Loan, the Term A-1 Loan”.

22.Amendment to Schedule 2.01 (Commitments and Applicable Percentages) of the Credit Agreement. Schedule 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule attached as Annex 3 hereto.

23.Amendment to Disclosure Schedules to the Credit Agreement. The Schedules attached hereto as Annex 4 shall be deemed to replace in their entirety the corresponding Schedules to the Credit Agreement.

24.Amendment to add new Exhibit A-4. A new Exhibit A-4 (Form of Term A-1 Loan Notice) is hereby added to the Credit Agreement, in the form of the Exhibit attached as Annex 5 hereto.

25.Amendment to add new Exhibit B-4. A new Exhibit B-4 (Form of Term A-1 Note) is hereby added to the Credit Agreement, in the form of the Exhibit attached as Annex 6 hereto.
26.Amendment to Exhibit C (Form of Compliance Certificate) to the Credit Agreement. Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with the Compliance Certificate attached as Annex 7 hereto.

27.Amendment to Exhibit E (Form of Instrument of Accession) to the Credit Agreement. Exhibit E to the Credit Agreement is hereby deleted in its entirety and replaced with the Instrument of Accession attached as Annex 8 hereto.

28.Conditions to Effectiveness. This Second Amendment shall be deemed effective as of the first date on which each of the following conditions have been satisfied to the satisfaction of the Administrative Agent:

A.
the Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Loan Parties, each dated the Second Amendment Date and each in form and substance satisfactory to the Administrative Agent:

(a)executed counterparts of this Second Amendment (including updated Schedules, as applicable, which such Schedules must be acceptable to the Required Lenders);

(b)a Note (or replacement Note or allonge to an existing Note, as applicable) duly executed and delivered by the Borrower in favor of each Lender requesting a Note (or replacement Note or allonge, as applicable);

(c)joinders to existing Collateral Documents and Guaranties and/or new Collateral Documents or Guarantees duly executed and delivered by the New Guarantors;

(d)an Instrument of Accession duly executed and delivered by each new Lender;

(e)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including, without limitation, the New Guarantors) as the Administrative Agent may reasonably require authorizing such Loan Party to enter into the transactions contemplated by this Second Amendment and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Second Amendment and the other Loan Documents to which such Loan Party is a party;

(f)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party (including, without limitation, the New Guarantors) is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(g)a favorable opinion of counsel to each of the Loan Parties acceptable to the Administrative Agent (including local counsel opinions as requested by the Administrative Agent) addressed to the Administrative Agent and each Lender, as to the matters required by the Administrative Agent (including, among other things, authority, legality, validity, binding effect and enforceability of the Loan Documents and no conflict) concerning the Loan Parties and the Loan Documents, and the Acquisition, in form and substance satisfactory to the Administrative Agent;

(h)stock certificates and related stock powers for each New Guarantor having Equity Interests evidenced by such certificates;

(i)evidence that all consents necessary to the consummation of the Acquisition (including the sale by the sellers under the Purchase Agreement) and to the transactions contemplated hereby have been obtained in writing and are in full force and effect and furnished to the Administrative Agent (including, without limitation, any consents under any Subordinated Debt to the transactions contemplated hereby (or such Subordinated Debt shall have been repaid in full on or prior to the date hereof and all (if any) liens securing such indebtedness shall have been terminated));

(j)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect (which insurance shall be acceptable to the Administrative Agent and the Lenders), together with insurance binders or other satisfactory certificates of insurance and endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the liabilities, assets and properties of the Loan Parties (including the New Guarantors);

(k)evidence in form and substance reasonably satisfactory to the Administrative Agent that the Collateral Documents shall be effective to create in favor of the Administrative Agent, on behalf of the Secured Parties, a legal, valid and enforceable perfected first priority security interest in and Lien upon the assets and properties of the Loan Parties (including the assets and properties of the Target and the other New Guarantors), consistent with the Existing Credit Agreement (it being acknowledged that the Administrative Agent will not initially perfect its liens in Real Property or motor vehicles). All filings, recordings, deliveries of instruments and other reasonable actions necessary or desirable in the opinion of the Administrative Agent to perfect, protect and preserve such security interests shall have been duly effected;

(l)a completed and fully-executed Perfection Certificate for each of the New Guarantors, the results of UCC, tax lien, bankruptcy and litigation searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the New Guarantors, bring-down Uniform Commercial Code search reports for all other Loan Parties and the Collateral indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent; and copies of duly filed UCC-1 forms for each of the New Guarantors in each appropriate jurisdiction and office under the UCC;

(m)a duly completed Compliance Certificate in form and detail satisfactory to the Administrative Agent and the Lenders, signed by a Responsible Officer of the Borrower, as of the most recent period end prior to the Second Amendment Date, after giving effect to the Loans made hereunder on the Second Amendment Date, evidencing pro forma compliance with each of the financial covenants set forth in Section 7.11 of the Credit Agreement, as amended by this Second Amendment (assuming such financial covenants were in effect as of such period end);

(n)an officers’ certificate evidencing that the Borrower meets all of the following requirements after giving effect to all of the borrowings on the Second Amendment Date:  (a) the Borrower shall have a minimum day-one EBITDA equal to at least $29,000,000, (b) the Borrower shall have a maximum Leverage Ratio of no more than 3.50 to 1.0; (c) there shall be available to be drawn under the Aggregate Commitments a minimum amount equal to the greater of (x) $15,000,000 and (y) 25% of the Aggregate Commitments and (d) in connection with the Acquisition, the Borrower shall have paid a minimum amount equal to $19,000,000 of the purchase price with its own cash maintained in its accounts; and

(o)such other assurances, environmental reports, other reports, field audits, audits, certificates, documents, consents or opinions relating to the Loan Parties (including the New Guarantors) and their respective assets and properties, as the Administrative Agent or the Required Lenders reasonably may require (including, without limitation, environmental information relating to the Real Estate acquired in the Acquisition).

B.	The absence of any event or condition since December 28, 2013 that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

C.
The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties (including the New Guarantors), threatened in any court or before any arbitrator, tribunal or governmental authority that would reasonably be expected to have a Material Adverse Effect.

D.	The following transactions shall have been (or shall concurrently, to the satisfaction of the Administrative Agent) be consummated:

1.
The Acquisition (a) shall be consummated in accordance with the terms of the Purchase Agreement, as approved by the Administrative Agent, in compliance with applicable Law and regulatory approvals, and no provision of the Purchase Agreement shall be altered, amended or otherwise changed or supplemented or any condition therein waived or consent thereunder given in any manner materially adverse to the Borrower or the Lenders without the prior written consent of the Administrative Agent and (b) to the extent not governed by the Purchase Agreement, shall be consistent in all material respects with the description of the Acquisition provided by the Borrower to the Administrative Agent and the Lenders in writing.

2.
After giving effect to the Acquisition, the Target shall have no outstanding Indebtedness, except for (x) Indebtedness incurred pursuant to the Credit Agreement (including this Second Amendment) and (y) other Indebtedness that would be permitted under the Credit Agreement.

3.
The Administrative Agent shall have received satisfactory payoff and release letters (and lien terminations) with respect to all of the New Guarantors’ Indebtedness to be paid off in connection with the Acquisition.

4.	With respect to the Target, taken as a whole, there shall not have occurred any “Material Adverse Effect” (as defined in the Purchase Agreement).

E.
The Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and the other Loan Parties (including the Target and the other New Guarantors) and shall have received such financial, business and other information regarding each of the foregoing persons and businesses as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, annual (or other audited) consolidated and consolidating financial statements of Holdings and of the Target for the immediately prior three fiscal years, and consolidated and consolidating interim financial statements of Holdings and of the Target dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders’ due diligence has indicated a material change since such financial statements, as of a later date within 45 days of the Second Amendment Date); and shall have completed a due diligence investigation of the Borrower and the other Loan Parties, including the New Guarantors, in scope, and with results, satisfactory to the Lenders (it being acknowledged that the Lenders have completed and are satisfied with their financial due diligence through March 31, 2014 (as opposed to legal due diligence)) and shall be satisfied that (1) no changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Administrative Agent or the Lenders regarding the Borrower or any of the other Loan Parties (including the New Guarantors) or the transactions contemplated hereby after the date such due diligence investigation has been completed that (A) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) purports to adversely affect the credit facilities provided pursuant to the Credit Agreement (including this Second Amendment) or any other aspect of the transactions contemplated hereby, and (2) nothing shall have come to the attention of the Lenders to lead them to believe that (x) any information memorandum or other information provided to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Guarantor or in connection with the Acquisition was or has become misleading, incorrect or incomplete in any material respect or (y) the transactions contemplated by this Second Amendment will have a Material Adverse Effect.

F.
Arrangements completely satisfactory to the Administrative Agent shall have been made for the payment at closing of all accrued fees and expenses of the Administrative Agent required to be paid on or prior to the Second Amendment Date (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent) and arrangements completely satisfactory to the Arrangers for the payment of the fees to be paid on or prior to the Second Amendment Date to such Arrangers pursuant to any applicable fee letter entered into by the Borrower in connection herewith.

29.Representations and Warranties. The Borrower and each other Loan Party (including the New Guarantors) jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:

(a)The execution, delivery and performance of this Second Amendment and the transactions contemplated hereby (i) are within the authority of each of the Loan Parties, (ii) have been duly authorized by all necessary corporate proceedings by each of the corporate Loan Parties, and by all necessary proceedings by the managers or members (as required) by each of the limited liability company Loan Parties, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Loan Parties is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Loan Parties so as to materially adversely affect the assets, business or any activity of the Loan Parties, and (iv) do not conflict with any provision of the corporate charter, articles of incorporation or bylaws of the corporate Loan Parties, the articles of organization or operating agreements of the limited liability company Loan Parties, or any agreement or other instrument binding upon any of the Loan Parties.

(b)The execution, delivery and performance of this Second Amendment will result in valid and legally binding obligations of the Loan Parties enforceable against them in accordance with the terms and provisions hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)The execution, delivery and performance by the Loan Parties of this Second Amendment, and the transactions contemplated hereby, do not require any approval or consent of, or filing with, any third party or governmental agency or authority.

(d)The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, after giving effect to this Second Amendment, the Acquisition and the New Guarantors becoming Loan Parties, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. For purposes of this Paragraph 29(d), (i) the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement and (ii) the representations and warranties contained in Section 5.15 shall include any and all reports, financial statements, certificates and other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with or relating to the Acquisition, the Target, the other New Guarantors and this Second Amendment.

(e)Both before and after giving effect to this Second Amendment, the Acquisition and the New Guarantors becoming Loan Parties, no Default or Event of Default has occurred and is continuing.

30.No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly provided herein, to otherwise modify any provision of the Credit Agreement or other Loan Document, or (ii) give rise to any defenses or counterclaims to the Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.

31.Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents, all documents, instruments and agreements related thereto and the Obligations are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Second Amendment.

32.GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

33.Counterparts; Etc. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this Second Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This Second Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(Signature Page to Second Amendment to
Amended and Restated Credit Agreement)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Amended and Restated Credit Agreement as of the date first set forth above.

Borrower:

HERITAGE-CRYSTAL CLEAN, LLC, an
Indiana limited liability company

By:    /s/ Greg Ray
Name:     Greg Ray
Title:     Chief Operating Officer and Secretary

[Signatures continued on following pages]

By its signature below, each of Holdings and Mirachem hereby acknowledges and agrees to the terms of this Second Amendment, including, without limitation, the representations and warranties applicable to Holdings and Mirachem contained herein. Each of Holdings and Mirachem hereby affirms its obligations of payment and performance under Article X of the Credit Agreement, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this Second Amendment, are covered by and guaranteed under the Guaranty provided under such Article X.

HERITAGE-CRYSTAL CLEAN, INC.,
a Delaware corporation

By:    /s/ Greg ray
Name:     Greg Ray
Title:     Chief Operating Officer and Secretary

MIRACHEM, LLC, a Delaware limited liability company

By:    /s/ Patrick J. Doughty
Name:    Patrick J. Doughty
Title:    President and Chief Executive Officer

(Signatures continued on following pages)

By its signature below, each of the entities signatory below hereby acknowledges and agrees to the terms of this Second Amendment, including, without limitation, the representations and warranties applicable to such entities contained herein. Each of the entities signatory below hereby agrees to its obligations of payment and performance under Article X of the Credit Agreement, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this Second Amendment, are covered by and guaranteed under the Guaranty provided under such Article X.

HERITAGE-CRYSTAL CLEAN, LTD, a Canadian corporation

/s/ John O. Lucks_____________
Name:    John Lucks
Title:    Vice President

SAV-TECH SOLVENT INC., a Canadian corporation

/s/ John O. Lucks_____________
Name:    John Lucks
Title:    Vice President

FCC ENVIRONMENTAL, LLC, a Delaware limited liability company

/s/ Greg Ray_________________
Name:    Greg Ray
Title:    Vice President

INTERNATIONAL PETROLEUM CORP. OF DELAWARE, a Delaware corporation

/s/ Greg Ray_________________
Name:    Greg Ray
Title:    President

FCC LUBRICANTS, LLC, a Delaware limited liability company

/s/ Greg Ray_________________
Name:    Greg Ray
Title:    President

[Signatures continued on following pages]

BANK OF AMERICA, N.A., as Lender, Administrative Agent, L/C Issuer and Swing Line Lender

By:    /s/ Maria F. Maia
Name: Maria F. Maia
Title: Managing Director

[Signatures continued on following pages]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:    /s/ Paul R. Frey
Name: Paul R. Frey
Title:     Senior Vice President
Associated Bank, National Association, as lender
By:    /s/ Shilpa Hingwe
Name: Shilpa Hingwe
Title:     Vice President
BMO Harris Bank N.A, as lender
By:    /s/ Joseph G. Dillon
Name: Joseph G. Dillon
Title:     Managing Director
COMPASS BANK, as lender
By:    /s/ Charles F. Randolph
Name: Charles F. Randolph
Title:     Senior Vice President
FirstMerit Bank, N.A., as lender
By:    /s/ Timothy Daniels
Name: Timothy Daniels
Title:     Senior Vice President
KEYBANK NATIONAL ASSOCIATION, as lender
By:    /s/ James A. Gelle
Name: James A. Gelle
Title:     Vice President

ANNEX 1

On October 16, 2014, Heritage-Crystal Clean, LLC, an Indiana limited liability company, will purchase from Dédalo Patrimonial, S.L.U., a sociedad limitada unipersonal formed under the laws of the Kingdom of Spain (“Seller”, all of the outstanding and issued shares of the membership interests of FCC Environmental, LLC, a Delaware limited liability company, and the capitol stock of International Petroleum Corp. of Delaware, a Delaware corporation, for $90,000,000, subject to adjustment. The material terms of the stock purchase agreement are as follows:

MATERIAL ACQUISITION TERMS
Closing
Simultaneous signing of SPA and Closing
Based on tax/accounting work to be completed by consultants and HCC, projected Closing Date of late September or early October
Purchase Price and Payment
$90,000,000 in cash at closing, subject to (i) adjustment at Closing based on Net Financial Indebtedness and Working Capital and (ii) post-Closing final Working Capital adjustment
Other Buyer Obligations
Release of Seller Parent Guarantees valued at $3,628,991 plus fees and penalties with replacement bonds
Excluded Assets
Contract by and between FCC Environmental and the City of Houston for the transportation and management of waste from the City’s water treatment facilities
Proposal by FCC Environmental to provide, together with certain Affiliates, certain contamination and hazardous waste disposal services to a joint venture that includes other Affiliates in connection with such joint venture’s proposal for the I-4 Ultimate Project and any contract resulting from such proposal
Non-hazardous oil field waste treatment business conducted by Apex/FCC, L.L.C., a Louisiana limited liability company, and those assets used in and liabilities incurred in connection with the operation of such business
Seller Indemnities
Breach of representations and warranties for 18 months from Closing except for environmental (3 years), employee benefits (5 years) and fraud and willful misconduct, tax matters and Fundamental Representations (Statute of Limitations)
Breach of SPA
Scheduled environmental clean-ups, with allocation of related attorneys’ fees capped for Buyer at $62,500 (3 years from Closing)
Failure to collect 100% of Omega account receivable
Excluded Assets
Third party claims for environmental liabilities
Environmental liabilities relating to owned or leased real estate
No escrow
Major Limitations on Indemnity
Claim Threshold-$25,000
Deductible-$1,000,000 (in excess of Threshold and Deductible)
General Cap-$10,000,000, except for environmental liabilities
Environmental
Cap-$5,000,000
Other limitation-60% of losses
Exceptions to above limitations: fraud, willful misconduct, Fundamental Representations, Excluded Assets, Closing Date Working Capital Adjustment, HCC expenses, Omega A/R > $1.5 million
No consequential damages
Reduced by insurance received
Adjusted for after-tax basis

Guaranty
Spanish Parent of Dedalo
Environmental
Seller representations and warranties, limited to Seller’s knowledge, for Hazardous Materials, violations of environmental laws and environmental actions
Protocol for environmental remediation-Seller’s discretionary right to control
Restrictive Covenants
Seller

Non-Compete-Four years from Closing, subject to certain exceptions
Exceptions to Restrictive Business
If Seller acquires a competing business, applicable if competing business revenue earned in Restrictive Business is greater than 20% of total revenue and if between 20%-50%, Seller has one year to divest Restrictive Business
Non-solicitation-Four years from Closing for customers and employees
Confidentiality-No time limitation
HCC
Non-solicitation-One year from Closing for Seller senior level employees

ANNEX 2

FCC Lubricants, LLC is a wholly owned subsidiary of FCC Environmental, LLC

ANNEX 3

SCHEDULE 2.01

REVOLVING COMMITMENTS, TERM A LOAN, TERM A-1 LOAN AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Term A Loan	Term A-1 Loan	Applicable Percentage

Bank of America, N.A.	$ 12,576,499.38	$ 6,703,125.00	$ 7,884,438.12	19.402901786%
Compass Bank	$ 10,146,083.23	—	$14,353,916.77	17.500000000%
BMO Harris Bank N.A.	$ 10,146,083.23	—	$14,353,916.77	17.500000000%
Wells Fargo Bank, N.A.	$ 10,110,220.32	$ 5,585,937.50	$ 8,803,842.18	17.500000000%
Union Bank, N.A.	$ 6,250,000.00	$ 5,585,937.50	—	8.454241071%
Association Bank, National Association	$ 3,916,768.67	—	$ 6,083,231.33	7.142857143%
KeyBank, N.A.	$ 3,916,768.67	—	$ 6,083,231.33	7.142857143%
FirstMerit Bank NA	$ 2,937,576.50	—	$ 4,562,423.50	5.357142857%
TOTAL	$60,000,000.00	$17,875,000.00	$62,125,000.00	100.000000000%

ANNEX 5
EXHIBIT A-4

FORM OF Term A-1 LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Heritage-Crystal Clean, LLC, an Indiana limited liability company (the “Borrower”), Heritage-Crystal Clean, Inc., a Delaware corporation (“Holdings”), the direct and indirect Subsidiaries of the Borrower from time to time party thereto (collectively with Holdings, the “Guarantors” and together with the Borrower, the “Loan Parties”), the lending institutions from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

A Term A-1 Loan Borrowing	A conversion or continuation of a portion of the Term A-1 Loan

1.    On      (a Business Day).

2.    In the amount of $    .

3.    Comprised of         .
[Type of Loan requested]

4.    For LIBOR Rate Loans: with an Interest Period of ___ months.

The Borrower hereby represents and warrants, on behalf of itself and the other Loan Parties, that the conditions specified in Sections 4.02(a) - (d) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.

HERITAGE-CRYSTAL CLEAN, LLC,
on behalf of itself and the other Loan Parties
By:
Name:
Title:

ANNEX 6
EXHIBIT B-4

form of Term A-1 NOTE
$            _________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each portion of the Term A-1 Loan from time to time advanced by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Heritage-Crystal Clean, Inc., a Delaware corporation (“Holdings”), the direct and indirect Subsidiaries of the Borrower from time to time party thereto (collectively with Holdings, the “Guarantors” and together with the Borrower, the “Loan Parties”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each portion of the Term A-1 Loan from the date of the related Term A-1 Loan Borrowing until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term A-1 Note is one of the Term A-1 Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term A-1 Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term A-1 Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Each portion of the Term A-1 Loan advanced by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term A-1 Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A-1 Note.

THIS TERM A-1 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Borrower has caused this Term A-1 Note to be duly executed as of the date first above written.

HERITAGE-CRYSTAL CLEAN, LLC
By: _____________________________
Name: ___________________________
Title: ____________________________

LoanS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

ANNEX 7
EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: [ , ]

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Heritage-Crystal Clean, LLC, an Indiana limited liability company (the “Borrower”), Heritage-Crystal Clean, Inc., a Delaware corporation (“Holdings”), the direct and indirect Subsidiaries of the Borrower from time to time party thereto (collectively with Holdings, the “Guarantors” and together with the Borrower, the “Loan Parties”), the lending institutions from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    Attached hereto as Schedule 1 are (a) the year-end audited consolidated financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, and (b) the year-end unaudited consolidating financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings and its Subsidiaries ended as of the above date which consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries.

[Use following paragraph 1 for quarterly financial statements]

1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Reference Period ended as of the above date. Such consolidated financial statements fairly present the financial condition and the results of operations of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes. Such consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by the attached financial statements.

3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to them, and no Default has occurred and is continuing.]

-or-

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[Use following paragraph 4 when there have been no changes to Schedule 5.13 to the Agreement]

4.    The information included in Schedule 5.13 (Subsidiaries and other Equity Investments) to the Agreement remains true and accurate in all respects.

[Use following paragraph 4 when there have been changes to Schedule 5.13 to the Agreement]

4.    Set forth on Annex A attached hereto is a description of all changes to the information included in Schedule 5.13 (Subsidiaries and other Equity Investments) to the Agreement as may be necessary for such Schedule to be accurate and complete.

5.    Complete and correct copies of all documents modifying any Organization Document of any Loan Party on or prior to the date hereof have been previously delivered to the Administrative Agent or are attached hereto as Annex B.

6.    The representations and warranties of the Loan Parties contained in Article V of the Agreement, and any representations and warranties of the Loan Parties that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) through (d) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

[Use following paragraph 7 for fiscal year-end and quarterly financial statements]

7.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[Remainder of page intentionally left blank.]
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as
of             ,         .
HERITAGE-CRYSTAL CLEAN, LLC,
on behalf of itself and the other Loan Parties
By:
Name:
Title:
For the Reference Period/Fiscal Year ended ___________________ (“Statement Date”)

Annex A
to the Compliance Certificate

For the Reference Period/Fiscal Year ended ___________________ (“Statement Date”)

Annex B
to the Compliance Certificate

For the Reference Period/Fiscal Year ended ___________________ (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

For the Reference Period/Fiscal Year ended ___________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate The descriptions of the calculations set forth in this certificate are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement.
($ in 000’s)

I.	Section 7.11(a) - Leverage Ratio.

A.    Funded Debt as of the Statement Date

1.
Indebtedness for borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (including any unpaid reimbursement obligations with respect to letters of credit, but excluding any contingent obligations with respect to letters of credit outstanding)    $

plus (without duplication)

2.	Indebtedness evidenced by notes, bonds, debentures or other similar debt instruments (other than performance bonds, if any) $

plus

3.	Indebtedness relating to the deferred purchase price of assets or services (other than trade payables incurred in the ordinary course of business not more than 60 days past due) $

plus

4.	Indebtedness relating to Capitalized Leases which correspond to principal $

plus

5.	Indebtedness relating to Synthetic Lease Obligations which correspond to principal $

plus

6.	Indebtedness of the types referred to in Line I.A.1 through Line I.A.5 above of another Person Guaranteed by Holdings or any of its Subsidiaries $

Funded Debt as of the Statement Date
(sum of Line I.A.1 through Line I.A.6)                    $

B.
EBITDA EBITDA calculation should utilize Historical EBITDA, as defined in the Second Amendment, for the applicable periods, including the Additional Approved EBITDA Addbacks referenced therein for the Reference Period ending on the Statement Date (the “Subject Period”)

1.	Net income of Holdings and its Subsidiaries for the Subject Period (excluding net income of Mirachem to the extent that such net income has not been distributed to the Borrower) $

plus (without duplication)

2.
Non-cash extraordinary non-recurring writedowns, writeoffs or impairments of, on, or related to, assets (including goodwill), including non-cash losses on the sale of assets outside the ordinary course of business to the extent included in net income for the Subject Period    $

plus

3.	Non-cash accounting charges resulting from the application of Accounting Standards Codification (“ASC”) Topic 815 to the extent included in net income for the Subject Period $

plus

4.	Income taxes for the Subject Period $

plus

5.	Interest expense for the Subject Period $

plus

6.	Depreciation, depletion, amortization and non-cash compensation expenses for the Subject Period $

plus

7.	All other non-cash charges reasonably acceptable to the Administrative Agent for the Subject Period $

minus

8.	Non-cash extraordinary gains on the sale of assets including non-cash gains on the sale of assets outside the ordinary course of business to the extent included in net income for the Subject Period $

minus

9.	Non-cash extraordinary gains resulting from the application of ASC Topic 815 to the extent included in net income for the Subject Period $

plus

10.	A one-time add-back to such EBITDA in an amount not to exceed $2,800,000 in the aggregate for transaction expenses incurred by the Borrower in connection with the Acquisition $

plus

11.	EBITDA of the Target equal to the sum of
$-596,273 (of which a maximum of $2,042,000 is approved adjustments of the Target’s 2013 actual EBITDA)    $

plus

12.
A one-time adjustment in connection with synergies from the Acquisition in an amount equal to $7,787,311 (with such one-time adjustment to EBITDA in connection with the synergies amortizing over the first four quarters following the Acquisition)    $

plus

13.	Costs incurred to achieve synergies in connection with the Acquisition equal to a one-time adjustment to EBITDA in an amount equal to

$4,500,000 for the first full fiscal quarter after the Second Amendment Date    $

plus

14.	A one-time adjustment to EBITDA in an amount equal to $1,400,000 for the second full fiscal quarter after the Second Amendment Date $

EBITDA for the Subject Period Alternatively, Historical EBITDA should be used, as applicable.
(sum of Line I.B.1 through Line I.B.7 minus
Line I.B.8 and Line I.B.9 plus Line I.B.10 through Line I.B.14)        $____________

C.	Leverage Ratio
(Line I.A divided by Line I.B)        _____     to 1.00

Maximum Permitted Leverage Ratio The above covenant testing dates shall be adjusted such that the reflected covenant levels will first apply for the fiscal quarter period in which the Acquisition closes and the first full fiscal quarter period following the consummation of the Acquisition, with the first step-down from 4.00:1.00 to 3.75:1.00 being applicable to the second full fiscal quarter period following the consummation of the Acquisition.:

4.00 to 1.00 for each Statement Date
occurring on the last day of each of the
third and fourth 2014 Fiscal Quarters

3.75 to 1.00 for each Statement Date
occurring on the last day of the first
2015 Fiscal Quarter

3.50 to 1.00 for each Statement Date
occurring on the last day of the second
2015 Fiscal Quarter

3.25 to 1.00 for each Statement Date
occurring on the last day of the third
2015 Fiscal Quarter

3.00:1.00 for each Statement Date occurring
at any time thereafter

II.    Section 7.11(b) - Interest Coverage Ratio.

A.	EBITDA for the Subject Period (Line I.B) Alternatively, Historically EBITDA should be used, as applicable. $_____________

B.	Interest Expense for the Subject Period $_____________

C.	Interest Coverage Ratio for the Subject Period
(Line II.A divided by Line II.B)        _____     to 1.00

Minimum Required Interest Coverage Ratio:	3.50 to 1.00

III.    Section 7.11(c) - Capital Expenditures. To be completed for Fiscal Year-end Compliance Certificates.

A.	Non- Expansion Capital Expenditures for the Subject Period $

B.	Excess (Deficiency) for Covenant Compliance $

Maximum Permitted Non-Expansion Capital Expenditures Unused Capital Expenditure amounts in any year to be available for expenditure in the next subsequent year only, subject to the limitation on Expansion Capital Expenditures of $8,775,000 in 2014 only, provided that the Borrower may use capacity under the foregoing baskets to cover cost overruns in connection with the Expansion so long as, at such time, the Leverage Ratio is less than or equal to 3.00 to 1.0 (as evidenced by a pro forma covenant Compliance Certificate delivered to the Administrative Agent).:

$22,000,000 for each Statement Date occurring on or before the last day of the 2014 Fiscal Year Inclusive of Capital Expenditures of no more than $8,775,000 in the Borrower’s 2014 fiscal year in connection with Phase I of the Expansion (as defined in the Credit Agreement).

$15,000,000 for each Statement Date occurring at any time thereafter Capital Expenditures not permitted under this basket for the Expansion.

C.	Expansion Capital Expenditures for the Subject Period $

D.	Excess (Deficiency) for Covenant Compliance $

E.	Expansion Capital Expenditures made with Equity $___________

Maximum Permitted Expansion Capital Expenditures In the event that the Borrower issues Equity Interests after March 31, 2014, Expansion Capital Expenditures may be made on a dollar-for-dollar basis with the proceeds of such issuances, provided that prior to making any such Expansion Capital Expenditures with the proceeds of Equity Interest issuances, the Borrower shall deliver to the Administrative Agent a pro forma covenant Compliance Certificate evidencing that the pro forma Leverage Ratio is less than or equal to the lower of (x) the ratio then required under Section 7.11(a) of the Credit Agreement, and (y) 3.50:1.0.:

$12,775,000 in connection with
Phase I of the Expansion Such amount is to be reduced by any amounts expended in 2014 under clause (c)(1)(x) of Section 7.11 of the Credit Agreement.

$25,000,000 in connection with Phase II of the Expansion
No Expansion Capital Expenditures shall be made during the twelve month period following the Second Amendment Date other than with the proceeds of equity (other than as described in footnote 8).

IV.    Section 2.05(b)(i) - Mandatory Excess Cash Flow Sweep. To be completed for Fiscal Year-end Compliance Certificates.

A.	Excess Cash Flow for the Subject Period

1.	EBITDA for the Subject Period (Line I.B) $

minus (without duplication)

2.	Net Working Capital Changes $

plus or minus

3.	Extraordinary cash items arising during the Subject Period $

minus

4.	Interest expense actually paid in cash by Holdings and its Subsidiaries in the Subject Period $

minus

5.	Scheduled principal repayments, to the extent actually made in cash in the Subject Period, of the Term A Loan or the Term A-1 Loan pursuant to Section 2.07(c) of the Credit Agreement $

minus

6.	Regularly scheduled repayments of principal of other permitted Indebtedness made in cash in the Subject Period to the extent not prohibited by the Credit Agreement or any Subordination Agreement $

minus

7.	All income taxes actually paid in cash by Holdings and its Subsidiaries in the Subject Period $

minus

8.	Capital Expenditures actually made by Holdings and its Subsidiaries in the Subject Period $

minus

9.	Cash purchase price paid by Holdings and its Subsidiaries in the Subject Period in connection with any Permitted Acquisitions and permitted Investments made during the Subject Period $

minus

10.	Distributions paid in cash to holders of Holdings’ common Equity Interests during the Subject Period in accordance with Section 7.06 of the Credit Agreement $

A.	Excess Cash Flow for the Subject Period
(sum of Line IV.A.1 minus Line IV.A.2 plus or minus
Line IV.A.3 minus Line IV.A.4 through Line IV.A.10)            $

B.	Prepayment Amount for the Subject Period

1.
Excess Cash Flow for the Subject Period (Line IV.A) multiplied by 35% If, for any fiscal year, the Leverage Ratio is less than 2.50 to 1.00, as evidenced by the Compliance Certificate delivered by the Borrower pursuant to Section 6.02(a) of the Credit Agreement with respect to the annual financial statements for such fiscal year, the mandatory prepayment otherwise owed by the Borrower shall be reduced to 0% of Excess Cash Flow for such fiscal year.    $

minus

2.	Voluntary prepayments of the Term Loan during the Subject Period $

minus

3.	Voluntary prepayments of the Committed Loans during the Subject Period to the extent accompanied by a permanent reduction in the Aggregate Commitments $

B.	Mandatory Prepayment for the Subject Period
(sum of Line IV.B.1 minus Line IV.B.2 and Line IV.B.3)    $

ANNEX 8
EXHIBIT E

FORM OF INSTRUMENT OF ACCESSION

Dated as of ________ __, 20__

Reference is made to that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Heritage-Crystal Clean, LLC, an Indiana limited liability company (the “Borrower”), Heritage-Crystal Clean, Inc., a Delaware corporation (“Holdings”), the direct and indirect Subsidiaries of the Borrower from time to time party thereto (collectively with Holdings, the “Guarantors” and together with the Borrower, the “Loan Parties”), the lending institutions from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (“Bank of America”). On the date hereof, the Loan Parties, Lenders and Bank of America have entered into that certain Second Amendment to Amended and Restated Credit Agreement (“Second Amendment”), which modifies certain terms contained in the Existing Credit Agreement including, but not limited to, providing for an increase in the Aggregate Commitments from $20,000,000 to $60,000,000 and a new Term A-1 Loan not to exceed $62,250,000.00.

Pursuant to the terms of Section 2.14 of the Credit Agreement, the Loan Parties, the Administrative Agent and ________________ (the “Acceding Lender”) hereby agree as follows:

1.    Subject to the terms and conditions of this Accession Agreement, the Acceding Lender hereby agrees to assume, without recourse to the Lenders or the Administrative Agent, on the Effective Date (as defined below), [a Revolving Commitment of $____________], [a portion of the Term A Loan equal to $_______________], and/or [a portion of the Term A-1 Loan equal to $_______________] in accordance with the terms and conditions set forth in the Credit Agreement. Upon such assumption, the Aggregate Commitments, the Term A Loan and/or the Term A-1 Loan (as the case may be) shall be automatically increased by the amount of such assumption. The Acceding Lender, if not a Lender party to the Credit Agreement immediately prior to giving effect to this Accession Agreement, hereby agrees to be bound by, and hereby requests the agreement of the Loan Parties and the Administrative Agent that the Acceding Lender shall be entitled to the benefits of, all of the terms, conditions and provisions of the Credit Agreement as if such Acceding Lender had been one of the lending institutions originally executing the Credit Agreement as a “Lender”; provided that nothing herein shall be construed as making the Acceding Lender liable to the Loan Parties or the other Lenders in respect of any acts or omissions of any party to the Credit Agreement or in respect of any other event occurring prior to the Effective Date (as defined below) of this Accession Agreement.

2.    The Acceding Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an assignee under Section 11.06(b) of the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Revolving Commitment, portion of the Term A Loan and/or portion of the Term A-1 Loan, as applicable, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Revolving Commitment, portion of the Term A Loan and/or portion of the Term A-1 Loan, as applicable, and either it, or the Person exercising discretion in making its decision to make its Revolving Commitment, extend its portion of the Term A Loan and/or extend its portion of the Term A-1 Loan, as applicable, is experienced in extending loans of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to make its Revolving Commitment, extend its portion of the Term A Loan and/or extend its portion of the Term A-1 Loan, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Accession Agreement and to make its Revolving Commitment, extend its portion of the Term A Loan and/or extend its portion of the Term A-1 Loan, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Acceding Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.    The Loan Parties jointly and severally represent and warrant to the Administrative Agent and the Lenders,

including the Acceding Lender, that (i) the execution, delivery and performance of this Accession Agreement and the increase contemplated hereby are within the corporate (or equivalent company) authority of each of the Loan Parties, (ii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Accession Agreement and the increase contemplated hereby, and to render the same the legal, valid and binding obligation of the Loan Parties, enforceable against them in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws, (iii) a true, correct and complete copy of all corporate (or equivalent company) action undertaken by the Loan Parties in connection with the authorization of the increase effected by this Accession Agreement has previously been provided to the Administrative Agent or is attached hereto as Exhibit A, (iv) the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, were true and correct when made and are be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Paragraph 4, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (v) at and as of the date hereof, no Default or Event of Default exists.
4.    The effective date for this Accession Agreement shall be [________ __, 20___] (the “Effective Date”). Following the execution of this Accession Agreement by the Loan Parties and the Acceding Lender, it will be delivered to the Administrative Agent for acceptance, in the case the Acceding Lender was not a Lender party to the Credit Agreement immediately prior to the Effective Date of this Accession Agreement, and recordation. Upon acceptance by the Administrative Agent, if required, and recordation by the Administrative Agent, Schedule 2.01 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 2.01 attached to the Second Amendment as Annex 3. The Administrative Agent shall thereafter notify the other Lenders of the revised Schedule 2.01 and the arrangements proposed to ensure that the outstanding amount of Committed Loans, the portion of the Term A Loan and Term A-1 Loan made by each Lender will correspond to its respective Applicable Percentages after giving effect to the accession contemplated hereby.

5.    Upon such acceptance, from and after the Effective Date, the Loan Parties shall make all payments in respect of the Acceding Lender’s Revolving Commitment, portion of the Term A Loan and/or portion of the Term A-1 Loan, including payments of principal, interest, fees and other amounts, to the Administrative Agent for the account of the Acceding Lender.

6.    THIS ACCESSION AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPALS THEREOF (OTHER THAN SECTION 5-1501 AND 5-1502 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

7.    This Accession Agreement may be executed in any number of counterparts, which shall together constitute but one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Accession Agreement to be executed on its behalf by its officer thereunto duly authorized, to take effect as of the date first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    ___________________________
Name:
Title:

[INSERT NAME OF ACCEDING LENDER]

By:    ___________________________
Name:

Title:

HERITAGE CRYSTAL-CLEAN, LLC,
on behalf of itself and the other Loan Parties

By:    ___________________________
Name:
Title: